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                                                                   EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-03886, Form S-8 No. 333-37299, Form S-8 No. 333-74565, Form
S-8 No. 333-96197 and Form S-8 No. 333-37658) pertaining to the Renal Care Group, Inc. Employee Stock Purchase Plan, the Renal Care Group, Inc. 1996 Stock Option Plan, the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors, the Renal Care Group, Inc. 1994 Stock Option Plan, the Renal Care Group, Inc. Third Amended and Restated Stock Incentive Plan, the Renal Care Group, Inc. Fourth Amended and Restated 1996 Stock Incentive Plan, the Dialysis Centers of America, Inc. Equity Compensation Plan, the Renal Care Group, Inc. 1999 Long-Term Incentive Plan, and the Renal Disease Management by Physicians, Inc. Amended and Restated 1997/1998 Stock Plan of our reports dated April 14, 2000, with respect to the supplemental consolidated financial statements and schedule of Renal Care Group, Inc. as of and for the periods ended December 31, 1999 included in its Current Report on Form 8-K.


                                    /s/ Ernst & Young LLP

Nashville, Tennessee
October 5, 2000